UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2011

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH    03063

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code  (603) 589-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Ezenia! Inc., in their continuing drive to reduce expenses, have decided to eliminate a layer of management and have therefore relieved Mr. Peter Janke of his responsibilities as President and COO of Ezenia effective as of April 1, 2011.  The members of the Board are very thankful for the job Mr. Janke has done and wish him the best in his next endeavor.  Mr. Janke will remain a member of the Board of Directors.

Note Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s strategic plans and business outlook, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the evolution of the Company’s market, dependence on the U.S. government as its largest customer and on other major customers, continued funding of defense programs by the U.S. government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, failure to protect the Company’s propriety technology, customer acceptance of IWS (including in the commercial market) and other new products, retention of key employees, the Company’s history of liquidity concerns and operating losses, stock price volatility, and other considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: April 5, 2011	By:	/s/ Thomas J. McCann
Thomas J. McCann
Chief Financial Officer